EXHIBIT 99.1

FOR IMMEDIATE RELEASE	CONTACT:	EDWARD F. CRAWFORD PARK-OHIO HOLDINGS CORP. (440) 947-2000

Park-Ohio Announces First Quarter 2012 Results

CLEVELAND, OHIO, May 7, 2012 — Park-Ohio Holdings Corp. (NASDAQ:PKOH) today reported net sales of $263.1 million for first quarter 2012, an increase of $21.5 million or 9% from net sales of $241.6 million for first quarter 2011. ParkOhio reported income before income taxes of $13.4 million for first quarter 2012, an increase of 29% on income before income taxes of $10.4 million for first quarter 2011. ParkOhio recorded income tax expense of $4.4 million for first quarter 2012, an effective income tax rate of 33%, compared to $1.7 million, or an effective tax rate of 15% for first quarter 2011. ParkOhio reported net income of $9.0 million, or $.74 per share dilutive, for first quarter 2012, which included the impact of federal income tax expense. This compared to net income of $8.7 million, or $.73 per share dilutive, for first quarter 2011 which benefited from the absence of federal income tax expense.

ParkOhio would have reported net income fully taxed of $7.0 million or $.58 per share dilutive for the first quarter of 2011 if federal taxes had been recorded as reflected in the table below.
	Quarter Ended March 31,
	2012	2011
Dilutive EPS, GAAP, as reported	$.74	$.73
Dilutive EPS, as adjusted with 33% income tax	.74	.58

Reconciliation to GAAP: (in millions, except EPS)
Income before income taxes, GAAP, as reported	$13.4	$10.4
Income taxes at 33% (GAAP for 2012, adjusted for 2011)
Net Income (GAAP for 2012 using 33% effective tax rate, adjusted for 2011)	$9.0	$7.0

Number of Dilutive Shares	12.0	12.0
Dilutive EPS (GAAP for 2012, adjusted for 2011)	.74	.58

The Company presents fully-taxed net income and EPS to facilitate comparison between periods because the Company began recording a provision for income taxes in 2012.

“The economy has created an excellent opportunity for our style of management and the results indicate the possibilities for the future.” stated Edward F. Crawford, Chairman and Chief Executive Officer.

A conference call reviewing ParkOhio’s first quarter results will be broadcast live over the Internet on Tuesday, May 8, commencing at 10:00 am Eastern Time. Simply log on to http://www.pkoh.com.

-more-

ParkOhio is a leading provider of supply management services and a manufacturer of highly-engineered products. Headquartered in Cleveland, Ohio, the Company operates 31 manufacturing sites and 44 supply chain logistics facilities.

This news release contains forward-looking statements, including statements regarding future performance of the Company that are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected.

Among the key factors that could cause actual results to differ materially from expectations are: the cyclical nature of the vehicular industry; timing of cost reductions; labor availability and stability; changes in economic and industry conditions; adverse impacts to the Company, its suppliers and customers from acts of terrorism or hostilities; the financial condition of the Company’s customers and suppliers, including the impact of any bankruptcies; the Company’s ability to successfully integrate the operations of acquired companies; the uncertainties of environmental, litigation or corporate contingencies; and changes in regulatory requirements. These and other risks and assumptions are described in the Company’s reports that are available from the United States Securities and Exchange Commission. The Company assumes no obligation to update the information in this release.

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CONSOLIDATED CONDENSED STATEMENTS OF INCOME (UNAUDITED)

PARK-OHIO HOLDINGS CORP. AND SUBSIDIARIES

(In Thousands Except per Share Data)

	Three Months Ended
	March 31,
	2012	2011
Net sales	$263,056	$241,628
Cost of products sold	214,177	199,693

Gross profit	48,879	41,935
Selling, general and administrative expenses	28,745	25,665

Operating income	20,134	16,270
Interest expense	6,735	5,863

Income before income taxes	13,399	10,407
Income taxes	4,443	1,678

Net Income	$8,956	$8,729

Amounts per common share:
Basic	$0.76	$0.76
Diluted	$0.74	$0.73

Common shares used in the computation:
Basic	11,787	11,460
Diluted	12,041	11,987

Other financial data:
EBITDA, as defined	$23,597	$20,668

Note A—EBITDA, as defined, reflects earnings before interest and income taxes, and excludes depreciation, amortization, certain non-cash charges and corporate-level expenses as defined in the Company's revolving credit agreement. EBITDA is not a measure of performance under generally accepted accounting principles ("GAAP") and should not be considered in isolation or as a substitute for net income, cash flows from operating, investing and financing activities and other income or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. The Company presents EBITDA because management believes that EBITDA is useful to investors as an indication of the Company's satisfaction of its Debt Service Ratio covenant in its revolving credit agreement and because EBITDA is a measure used under the Company's revolving credit facility to determine whether the Company may incur additional debt under such facility. EBITDA as defined herein may not be comparable to other similarly titled measures of other companies.

The following table reconciles net income to EBITDA, as defined:

	Three Months Ended
	March 31,
	2012	2011
Net income	$8,956	$8,729
Add back:
Income taxes	4,443	1,678
Interest expense	6,735	5,863
Depreciation and amortization	3,496	3,955
Miscellaneous	(33)	443

EBITDA, as defined	$23,597	$20,668

Note B—On March 23, 2012, the Company completed the acquisition of Fluid Routing Solutions Holding Corp. (“FRS”), a leading manufacturer of industrial hose products and fuel filler and hydraulic fluid assemblies, in an all cash transaction for approximately $97.5 million. The Company funded the acquisition with cash of $40 million, a $25 million amortizing term loan and $32.5 million of borrowings under the Company's revolving credit agreement. The Company included the results of operations of FRS from the date of acquisition through March 31, 2012 in its Aluminum Products reporting segment.

CONSOLIDATED CONDENSED BALANCE SHEETS

PARK-OHIO HOLDINGS CORP. AND SUBSIDIARIES

	March 31,	December 31,
	2012	2011
	(Unaudited)	(Audited)
	(In Thousands)
ASSETS

Current Assets
Cash and cash equivalents	$44,588	$78,001
Accounts receivable, net	191,062	139,941
Inventories	222,643	202,039
Deferred tax assets	22,544	20,561
Unbilled contract revenue	15,102	18,778
Other current assets	12,572	8,790

Total Current Assets	508,511	468,110

Property, Plant and Equipment	284,387	259,975
Less accumulated depreciation	201,377	198,165

Total Property Plant and Equipment	83,010	61,810

Other Assets
Goodwill and other intangible assets	104,282	20,187
Other	64,578	63,833

Total Other Assets	168,860	84,020

Total Assets	$760,381	$613,940

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities
Trade accounts payable	$134,774	$99,588
Accrued expenses	102,308	$73,651
Current portion of long-term debt	4,730	$1,415
Current portion of other postretirement benefits	2,002	2,002

Total Current Liabilities	243,814	176,656

Long-Term Liabilities, less current portion
Senior Notes	250,000	250,000
Credit facility	138,029	93,000
Other long-term debt	3,051	3,165
Deferred tax liability	24,321	1,392
Other postretirement benefits and other long-term liabilities	25,159	24,285

Total Long-Term Liabilities	440,560	371,842

Shareholders’ Equity	76,007	65,442

Total Liabilities and Shareholders’ Equity	$760,381	$613,940

BUSINESS SEGMENT INFORMATION (UNAUDITED)

PARK-OHIO HOLDINGS CORP. AND SUBSIDIARIES

(In Thousands)

	Three Months Ended March 31,
	2012	2011
NET SALES

Supply Technologies	$134,351	$123,226
Aluminum Products	36,165	39,041
Manufactured Products	92,540	79,361

	$263,056	$241,628

INCOME (LOSS) BEFORE INCOME TAXES

Supply Technologies	$10,077	$8,633
Aluminum Products	1,059	3,314
Manufactured Products	14,090	8,546

	25,226	20,493
Corporate and Other Costs	(5,092)	(4,223)
Interest Expense	(6,735)	(5,863)

	$13,399	$10,407